Exhibit 99.1

Financial Institutions, Inc.

NEWS RELEASE	220 Liberty Street
For Immediate Release	Warsaw, NY 14569

FINANCIAL INSTITUTIONS, INC. ANNOUNCES THIRD QUARTER 2016 RESULTS

WARSAW, N.Y., October 25, 2016 – Financial Institutions, Inc. (NASDAQ: FISI), today reported financial results for the third quarter ended September 30, 2016. Financial Institutions, Inc. (the “Company”) is the parent company of Five Star Bank, Scott Danahy Naylon Insurance, LLC (“Scott Danahy Naylon”) and Courier Capital, LLC (“Courier Capital”). The Company’s financial results since January 5, 2016, include the results of operations of Courier Capital, our wealth management subsidiary acquired on that date.

Net income for the quarter was $8.5 million compared to $7.2 million for the second quarter of 2016 and $8.3 million for the third quarter of 2015. After preferred dividends, net income available to common shareholders was $8.1 million, or $0.56 per diluted share, compared to $6.8 million, or $0.47 per diluted share, for the second quarter of 2016 and $8.0 million, or $0.56 per diluted share, for the third quarter of 2015.

The Company’s President and Chief Executive Officer Martin K. Birmingham stated, “Our core bank franchise is delivering strong results as demonstrated by continued growth in loans and deposits, resulting in higher revenue and net income. Our non-bank subsidiaries are also performing well and we are experiencing synergies between our banking, insurance and wealth management platforms. I am very proud of our team and their commitment to our strategy.

“We are actively investing in our footprint and are committed to continuing to grow our market share. Our third financial solution center is expected to open mid-December in the newly renamed Five Star Bank Plaza located in downtown Rochester. In addition, we recently received regulatory approval for our fourth financial solution center. This branch will be located in the City of Buffalo at 40-50 Fountain Plaza and is expected to open in the first quarter of 2017.

“Our investment in the region has also resulted in strengthened leadership. We recently hired Ted Oexle as Buffalo Regional President of Five Star Bank. Ted is a highly-respected banker with more than 25 years of commercial banking experience in Buffalo. He will lead our effort to grow Five Star’s commercial banking business by delivering comprehensive financial solutions to borrowers of all sizes.”

Third Quarter 2016 Highlights:

Diluted earnings per share (“EPS”) of $0.56 was $0.09 higher than the second quarter of 2016

Net interest income of $26.1 million increased $851 thousand, or 3.4%, as compared to the second quarter of 2016

Noninterest income of $8.5 million was $377 thousand, or 4.2%, lower than the second quarter of 2016

Excluding the net gain on investment securities, noninterest income was $8.1 million, 7.8% higher than the second quarter of 2016, primarily as a result of higher deposit service charges and insurance income

Return on average common equity was 10.45%

Return on average tangible common equity was 13.87% (computation of this non-GAAP measure provided in Appendix A)

Net interest margin was 3.23%, unchanged from the previous quarter

Total interest-earning assets, assets, loans and deposits all increased to record-high levels in the third quarter:

Total interest-earning assets increased $65 million to $3.4 billion

Total assets increased $102 million to $3.7 billion

Total loans increased $72 million to $2.3 billion

Total deposits increased $205 million to $3.1 billion

Quarterly cash dividend of $0.20 per common share represented a 2.93% dividend yield as of September 30, 2016, and a return of 36% of third quarter net income to common shareholders

Total risk-based capital was 12.98% at quarter-end, representing a strong capital position to support future growth

Credit quality remains strong with total non-performing loans to total loans of 0.27% at quarter-end

Kevin B. Klotzbach, the Company’s Chief Financial Officer noted that, “We delivered strong earnings through base revenue growth and ongoing, disciplined expense management. There were no significant non-recurring items in the third quarter to detract from our results.

“A strong credit culture is a key component of our long-term strategy as we balance volume and risk. Our asset quality exceeds that of many of our peers as illustrated by our ratio of non-performing assets to total assets of 0.17% at quarter-end.”

Net Interest Income and Net Interest Margin

Net interest income was $26.1 million for the third quarter of 2016, $851 thousand higher than the second quarter of 2016 and $1.9 million higher than the third quarter of 2015.

Average interest-earning assets for the quarter were $3.3 billion, $87.1 million higher than the second quarter of 2016 and $224.6 million higher than the third quarter of 2015.

The primary driver of the increase was loans, which were $93.8 million higher in the third quarter of 2016 than the second quarter of 2016 and $223.6 million higher than the third quarter of 2015.

Third quarter 2016 net interest margin was 3.23%, unchanged from the second quarter of 2016 and three basis points higher than the third quarter of 2015.

Noninterest Income

Noninterest income was $8.5 million for the third quarter of 2016 as compared to $8.9 million in the second quarter of 2016 and $7.0 million in the third quarter of 2015.

Excluding the net gain on investment securities from all periods, noninterest income was $8.1 million in the third quarter of 2016, $584 thousand higher than $7.5 million in the second quarter of 2016, and $1.4 million higher than $6.7 million in the third quarter of 2015.

For the third quarter of 2016 as compared to the second quarter of 2016, insurance income increased by $224 thousand due to the timing of customer renewals; service charges on deposits, which historically are higher in the third quarter, increased by $158 thousand; and income from the Company’s investments in limited partnerships, which fluctuates based on the performance of the underlying investments, increased by $125 thousand.

Higher noninterest income in the third quarter of 2016 as compared to the third quarter of 2015 was primarily the result of an $803 thousand increase in investment advisory income, reflecting the contribution from Courier Capital, and amortization of a historic tax investment in a community-based project that reduced noninterest income by $390 thousand in the third quarter of 2015.

Noninterest Expense

Noninterest expense was $20.6 million for the third quarter of 2016 as compared to $22.1 million in the second quarter of 2016 and $19.3 million in the third quarter of 2015.

Salaries and employee benefits for the third quarter of 2016 includes a one-time cash bonus of $323 thousand. The bonus is payable to all employees during the fourth quarter in recognition of their contributions to the Company’s revenue growth and expense control in 2016.

The decrease in noninterest expense as compared to the second quarter of 2016 was primarily the result of $1.7 million of professional services in the second quarter associated with the Company’s successful proxy contest defense.

The increase in noninterest expense as compared to the third quarter of 2015 was primarily the result of higher salaries and employee benefits and occupancy and equipment expenses. The higher year-over-year operating expenses are largely the result of the Courier Capital acquisition and organic growth initiatives.

Income Taxes

Income tax expense was $3.5 million for the third quarter of 2016 as compared to $2.9 million in the second quarter of 2016 and $2.7 million in the third quarter of 2015. The effective tax rate was 29.5% for the third quarter of 2016, 28.8% in the second quarter of 2016, and 24.8% in the third quarter of 2015. The lower effective tax rate in the third quarter of 2015 was a result of historic tax credits, as discussed in the noninterest income section above.

Balance Sheet and Capital Management

Total assets were $3.7 billion at September 30, 2016, up $101.8 million from $3.6 billion at June 30, 2016, and up $329.8 million from $3.4 billion at September 30, 2015. The increases were largely the result of loan growth.

Total loans were $2.3 billion at September 30, 2016, up $72.2 million, or 3.3%, from June 30, 2016, and up $247.8 million, or 12.2%, from September 30, 2015.

Commercial business loans totaled $350.6 million, up $1.2 million, or 0.3%, from June 30, 2016, and up $52.7 million, or 17.7%, from September 30, 2015.

Commercial mortgage loans totaled $636.3 million, up $22.2 million, or 3.6%, from June 30, 2016, and up $87.8 million, or 16.0%, from September 30, 2015.

Residential real estate loans totaled $425.9 million, up $17.5 million, or 4.3%, from June 30, 2016, and up $49.3 million, or 13.1%, from September 30, 2015.

Consumer indirect loans totaled $729.6 million, up $32.7 million, or 4.7%, from June 30, 2016, and up $63.9 million, or 9.6%, from September 30, 2015.

Total deposits were $3.1 billion at September 30, 2016, an increase of $205.4 million from June 30, 2016, and an increase of $309.9 million from September 30, 2015. The increase from June 30, 2016, was primarily due to public deposit seasonality. The increase from September 30, 2015, was primarily the result of successful business development efforts in both municipal and retail banking. Public deposit balances represented 29% of total deposits at September 30, 2016, compared to 27% at June 30, 2016 and 27% at September 30, 2015.

Short-term borrowings were $230.2 million at September 30, 2016, down $108.1 million from June 30, 2016, and down $11.2 million from September 30, 2015. Short-term borrowings are typically utilized to manage the seasonality of public deposits.

Shareholders’ equity was $326.3 million at September 30, 2016, compared to $322.2 million at June 30, 2016, and $295.4 million at September 30, 2015. Common book value per share was $21.26 at September 30, 2016, an increase of $0.28 or 1.3% from $20.98 at June 30, 2016, and an increase of $1.66 or 8.5% from $19.60 at September 30, 2015. The increases in shareholders’ equity and common book value per share as compared to September 30, 2015, are attributable to net income, stock issued for the acquisition of Courier Capital, and higher net unrealized gains on securities available for sale, a component of accumulated other comprehensive loss.

During the third quarter 2016, the Company declared a common stock dividend of $0.20 per common share. The third quarter 2016 dividend returned 36% of third quarter net income to common shareholders.

Regulatory capital ratios at September 30, 2016, remained steady with slight downward pressure a result of strong loan growth and higher asset levels associated with seasonal public deposits:

Leverage Ratio was 7.39%, unchanged from June 30, 2016, and up ten basis points from 7.29% at September 30, 2015.

Common Equity Tier 1 Ratio was 9.58%, compared to 9.63% and 9.74% at June 30, 2016, and September 30, 2015, respectively.

Tier 1 Risk-Based Capital was 10.27%, compared to 10.33% and 10.49% at June 30, 2016, and September 30, 2015, respectively.

Total Risk-Based Capital was 12.98%, compared to 13.08% and 13.37% at June 30, 2016, and September 30, 2015, respectively.

Credit Quality

Non-performing loans were $6.1 million at September 30, 2016, compared to $6.6 million at June 30, 2016, and $8.5 million at September 30, 2015. The $2.4 million decrease from September 30, 2015, was due to lower commercial non-performing loans resulting from pay-downs on two relationships totaling $1.8 million during the second quarter of 2016, as well as improvements in the residential real estate loan and consumer loan portfolios.

The ratio of non-performing loans to total loans was 0.27% at September 30, 2016, compared to 0.30% at June 30, 2016, and 0.42% at September 30, 2015.

The provision for loans losses for the third quarter of 2016 was $2.0 million, relatively unchanged from the prior quarter and an increase of $1.2 million from the third quarter 2015.

Net charge-offs were $1.1 million during the third quarter of 2016, a $141 thousand increase compared to the prior quarter and a $663 thousand decrease from the third quarter of 2015.

The ratio of annualized net charge-offs to total average loans was 0.20% in the current quarter, compared to 0.19% in the prior quarter and 0.35% in the third quarter of 2015.

The ratio of allowance for loans losses to total loans was 1.29% at both September 30, and June 30, 2016, and 1.30% at September 30, 2015.

The ratio of allowance for loan losses to non-performing loans was 481% at September 30, 2016, 435% at June 30, 2016, and 311% at September 30, 2015.

About Financial Institutions, Inc.

Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank, Scott Danahy Naylon and Courier Capital. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 60 ATMs throughout Western and Central New York State. Scott Danahy Naylon provides a broad range of insurance services to personal and business clients across 44 states. Courier Capital provides customized investment management, investment consulting and retirement plan services to individuals, businesses, institutions, foundations and retirement plans. Financial Institutions, Inc. and its subsidiaries employ approximately 700 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI and is a member of the NASDAQ OMX ABA Community Bank Index. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Non-GAAP Financial Information

This news release contains disclosure regarding tangible common equity, tangible common equity to tangible assets, tangible common book value per share, average tangible common equity and return on average tangible common equity, which are determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that these non-GAAP measures are useful to our investors as measures of the strength of the Company’s capital and ability to generate earnings on tangible common equity invested by our shareholders. These non-GAAP measures provide supplemental information that may help investors to analyze our capital position without regard to the effects of intangible assets. Non-GAAP financial measures have inherent limitations and are not uniformly applied by issuers. Therefore, these non-GAAP financial measures should not be considered in isolation, or as a substitute for comparable measures prepared in accordance with GAAP. The comparable GAAP financial measures and reconciliation to the comparable GAAP financial measures can be found in Appendix A to this document.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by Section 21E of the Securities Exchange Act of 1934, as amended, that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: the Company’s ability to implement its strategic plan, the Company’s ability to redeploy investment assets into loan assets, whether the Company experiences greater credit losses than expected, whether the Company experiences breaches of its, or third party, information systems, the attitudes and preferences of the Company’s customers, the Company’s ability to successfully integrate and profitably operate Scott Danahy Naylon and Courier Capital, the competitive environment, fluctuations in the fair value of securities in its investment portfolio, changes in the regulatory environment and the Company’s compliance with regulatory requirements, changes in interest rates, general economic and credit market conditions nationally and regionally. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other documents filed with the SEC.  Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

*****

For additional information contact:
Kevin B. Klotzbach	Shelly J. Doran
Chief Financial Officer & Treasurer	Director Investor & External Relations
Phone: 585.786.1130	Phone: 585.627.1362
Email: KBKlotzbach@five-starbank.com	Email: SJDoran@five-starbank.com

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

	2016			2015
	September 30,	June 30,	March 31,	December 31,	September 30,

SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$110,721	$67,624	$110,944	$60,121		$51,334
Investment securities:
Available for sale	559,495	619,719	610,013	544,395		577,509
Held-to-maturity	528,708	478,549	476,283	485,717		490,638

Total investment securities	1,088,203	1,098,268	1,086,296	1,030,112	1,068,147
Loans held for sale	844	209	609	1,430		1,568
Loans:
Commercial business	350,588	349,432	317,776	313,758		297,876
Commercial mortgage	636,338	614,141	590,316	566,101		548,529
Residential real estate loans	425,882	408,367	382,504	381,074		376,552
Residential real estate lines	123,663	125,054	126,526	127,347		128,361
Consumer indirect	729,644	696,908	679,846	676,940		665,714
Other consumer	17,879	17,929	18,066	18,542		19,204

Total loans	2,283,994	2,211,831	2,115,034	2,083,762	2,036,236
Allowance for loan losses	29,350	28,525	27,568	27,085		26,455

Total loans, net	2,254,644	2,183,306	2,087,466	2,056,677	2,009,781
Total interest-earning assets	3,357,609	3,292,528	3,189,582	3,114,530	3,097,315
Goodwill and other intangible assets, net	75,943	76,252	76,567	66,946		67,925
Total assets	3,687,365	3,585,589	3,516,572	3,381,024	3,357,608
Deposits:
Noninterest-bearing demand	657,624	626,240	617,394	641,972		623,296
Interest-bearing demand	629,413	560,284	622,443	523,366		563,731
Savings and money market	1,052,224	960,325	1,042,910	928,175		942,673
Time deposits	724,096	711,156	677,430	637,018		623,800

Total deposits	3,063,357	2,858,005	2,960,177	2,730,531	2,753,500
Short-term borrowings	230,200	338,300	179,200	293,100		241,400
Long-term borrowings, net	39,043	39,025	39,008	38,990		38,972
Total interest-bearing liabilities	2,674,976	2,609,090	2,560,991	2,420,649	2,410,576
Shareholders’ equity	326,271	322,176	313,953	293,844		295,434
Common shareholders’ equity	308,931	304,836	296,613	276,504		278,094
Tangible common equity (1)	232,988	228,584	220,046	209,558		210,169
Unrealized gain on investment securities, net of tax	$9,444	$10,886	$7,555	$443		$5,270
Common shares outstanding	14,528	14,528	14,495	14,191		14,189
Treasury shares	164	164	197	207		209
CAPITAL RATIOS AND PER SHARE DATA:
Leverage ratio	7.39%	7.39%	7.46%		7.41%	7.29%
Common equity Tier 1 ratio	9.58%	9.63%	9.83%		9.77%	9.74%
Tier 1 risk-based capital	10.27%	10.33%	10.56%		10.50%	10.49%
Total risk-based capital	12.98%	13.08%	13.39%		13.35%	13.37%
Common equity to assets	8.38%	8.50%	8.43%		8.18%	8.28%
Tangible common equity to tangible assets (1)	6.45%	6.51%	6.40%		6.32%	6.39%
Common book value per share	$21.26	$20.98	$20.46		$19.49	$19.60
Tangible common book value per share (1)	$16.04	$15.73	$15.18		$14.77	$14.81
Stock price (Nasdaq: FISI):
High	$27.63	$29.49	$29.53		$29.04	$25.21
Low	$25.16	$24.56	$25.38		$24.05	$23.54
Close	$27.11	$26.07	$29.07		$28.00	$24.78

(1) See Appendix A – Reconciliation to Non-GAAP Financial Measures for the computation of this Non-GAAP measure.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

	Nine months ended		2016			2015
	September 30,		Third	Second	First	Fourth	Third
	2016	2015	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED INCOME STATEMENT DATA:
Interest income	$85,241	$77,963	$29,360	$28,246	$27,635	$27,487	$27,007
Interest expense	9,273	7,281	3,310	3,047	2,916	2,856	2,876

Net interest income	75,968	70,682	26,050	25,199	24,719	24,631	24,131
Provision for loan losses	6,281	4,783	1,961	1,952	2,368	2,598	754

Net interest income after provision
for loan losses	69,687	65,899	24,089	23,247	22,351	22,033	23,377

Noninterest income:
Service charges on deposits	5,392	5,880	1,913	1,755	1,724	1,862	2,037
Insurance income	4,262	3,930	1,407	1,183	1,672	1,236	1,265
ATM and debit card	4,187	3,773	1,441	1,421	1,325	1,311	1,297
Investment advisory	3,934	1,551	1,326	1,365	1,243	642	523
Company owned life insurance	2,340	1,448	486	486	1,368	514	488
Investments in limited partnerships	253	865	161	36	56	30	336
Loan servicing	332	416	104	112	116	87	153
Net gain on sale of loans held for sale	202	161	46	78	78	88	53
Net gain on investment securities	2,426	1,348	426	1,387	613	640	286
Net gain on other assets	285	20	199	82	4	7	—
Amortization of tax credit investment	—	(390)	—	—	—	—	(390)
Other	3,059	2,755	1,030	1,011	1,018	2,163	957

Total noninterest income	26,672	21,757	8,539	8,916	9,217	8,580	7,005

Noninterest expense:
Salaries and employee benefits	33,757	31,107	11,325	10,818	11,614	11,332	10,278
Occupancy and equipment	10,906	10,491	3,617	3,664	3,625	3,365	3,417
Professional services	5,236	2,898	956	2,833	1,447	1,604	1,064
Computer and data processing	2,549	2,291	832	913	804	895	779
Supplies and postage	1,548	1,611	490	464	594	544	540
FDIC assessments	1,283	1,277	406	441	436	442	444
Advertising and promotions	938	789	214	347	377	331	312
Goodwill impairment charge	—	—	—	—	—	751	—
Other	7,739	7,101	2,778	2,640	2,321	2,564	2,484

Total noninterest expense	63,956	57,565	20,618	22,120	21,218	21,828	19,318

Income before income taxes	32,403	30,091	12,010	10,043	10,350	8,785	11,064
Income tax expense	9,165	8,389	3,541	2,892	2,732	2,150	2,748

Net income	23,238	21,702	8,469	7,151	7,618	6,635	8,316

Preferred stock dividends	1,097	1,097	366	366	365	365	366

Net income available to common shareholders	$22,141	$20,605	$8,103	$6,785	$7,253	$6,270	$7,950

FINANCIAL RATIOS:
Earnings per share – basic	$1.53	$1.46	$0.56	$0.47	$0.50	$0.44	$0.56
Earnings per share – diluted	$1.53	$1.46	$0.56	$0.47	$0.50	$0.44	$0.56
Cash dividends declared on common stock	$0.60	$0.60	$0.20	$0.20	$0.20	$0.20	$0.20
Common dividend payout ratio	39.22%	41.10%	35.71%	42.55%	40.00%	45.45%	35.71%
Dividend yield (annualized)	2.96%	3.24%	2.93%	3.09%	2.77%	2.83%	3.20%
Return on average assets	0.89%	0.90%	0.94%	0.82%	0.90%	0.78%	0.99%
Return on average equity	9.78%	10.10%	10.34%	9.07%	9.91%	8.86%	11.41%
Return on average common equity	9.86%	10.21%	10.45%	9.10%	10.00%	8.89%	11.60%
Return on average tangible common equity (1)	13.21%	13.67%	13.87%	12.22%	13.54%	11.73%	15.47%
Efficiency ratio (2)	61.94%	60.56%	58.05%	65.03%	62.90%	64.55%	59.46%

(1) See Appendix A – Reconciliation to Non-GAAP Financial Measures for the computation of this Non-GAAP measure.

(2) Efficiency ratio equals noninterest expense less other real estate expense and amortization and impairment of goodwill and other intangible assets as a percentage of net revenue, defined as the sum of tax-equivalent net interest income and noninterest income before net gains on investment securities, proceeds from company owned life insurance, adjustments to contingent liabilities and amortizations of tax credit investment.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)

(Amounts in thousands)

	Nine months ended		2016			2015
	September 30,		Third	Second	First	Fourth	Third
	2016	2015	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED AVERAGE BALANCES:
Federal funds sold and interest-earning deposits	$129	$50	$1	$316	$70	$—	$—
Investment securities (1)	1,057,272	1,002,361	1,068,866	1,075,220	1,027,602	1,049,217	1,067,815
Loans:
Commercial business	332,985	282,307	352,696	329,901	316,143	297,033	297,216
Commercial mortgage	604,577	511,545	625,003	606,360	582,142	554,327	545,875
Residential real estate loans	397,327	361,598	417,854	391,826	382,077	379,189	371,318
Residential real estate lines	125,273	128,807	123,312	125,212	127,317	127,688	127,826
Consumer indirect	691,343	663,286	711,948	683,722	678,133	671,888	663,884
Other consumer	17,678	19,084	17,548	17,562	17,926	18,626	18,680

Total loans	2,169,183	1,966,627	2,248,361	2,154,583	2,103,738	2,048,751	2,024,799
Total interest-earning assets	3,226,584	2,969,038	3,317,228	3,230,119	3,131,410	3,097,968	3,092,614
Goodwill and other intangible assets, net	76,291	68,288	76,116	76,437	76,324	67,692	68,050
Total assets	3,502,628	3,241,646	3,593,672	3,507,760	3,405,451	3,353,702	3,343,802
Interest-bearing liabilities:
Interest-bearing demand	566,419	543,045	547,545	579,497	572,424	545,602	516,448
Savings and money market	988,224	891,039	981,207	1,017,911	965,629	960,768	903,491
Time deposits	693,153	612,637	722,098	698,505	658,537	628,944	619,459
Short-term borrowings	250,329	269,415	315,122	213,826	221,326	241,957	329,050
Long-term borrowings, net	39,015	24,148	39,032	39,015	38,997	38,979	38,962

Total interest-bearing liabilities	2,537,140	2,340,284	2,605,004	2,548,754	2,456,913	2,416,250	2,407,410
Noninterest-bearing demand deposits	626,018	592,564	638,417	621,912	617,590	619,423	625,131
Total deposits	2,873,814	2,639,285	2,889,267	2,917,825	2,814,180	2,754,737	2,664,529
Total liabilities	3,185,190	2,954,451	3,267,808	3,190,589	3,096,263	3,056,541	3,054,573
Shareholders’ equity	317,438	287,195	325,864	317,171	309,188	297,161	289,229
Common equity	300,098	269,855	308,524	299,831	291,848	279,821	271,889
Tangible common equity (2)	$223,807	$201,567	$232,408	$223,394	$215,524	$212,129	$203,839
Common shares outstanding:
Basic	14,429	14,076	14,456	14,434	14,395	14,095	14,087
Diluted	14,485	14,124	14,500	14,489	14,465	14,163	14,139
SELECTED AVERAGE YIELDS:
(Tax equivalent basis)
Investment securities	2.47%	2.46%	2.44%	2.48%	2.48%	2.47%	2.46%
Loans	4.19%	4.20%	4.18%	4.17%	4.21%	4.22%	4.16%
Total interest-earning assets	3.62%	3.61%	3.62%	3.61%	3.64%	3.63%	3.57%
Interest-bearing demand	0.15%	0.14%	0.15%	0.14%	0.14%	0.15%	0.15%
Savings and money market	0.13%	0.12%	0.14%	0.13%	0.13%	0.14%	0.14%
Time deposits	0.89%	0.87%	0.91%	0.89%	0.88%	0.88%	0.89%
Short-term borrowings	0.63%	0.39%	0.63%	0.65%	0.62%	0.49%	0.41%
Long-term borrowings, net	6.33%	6.25%	6.33%	6.33%	6.34%	6.34%	6.34%
Total interest-bearing liabilities	0.49%	0.42%	0.51%	0.48%	0.48%	0.47%	0.47%
Net interest rate spread	3.13%	3.19%	3.11%	3.13%	3.16%	3.16%	3.10%
Net interest rate margin	3.24%	3.28%	3.23%	3.23%	3.27%	3.26%	3.20%

(1) Includes investment securities at adjusted amortized cost.

(2) See Appendix A – Reconciliation to Non-GAAP Financial Measures for the computation of this Non-GAAP measure.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands)

	2016			2015
	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter

ASSET QUALITY DATA:
Allowance for Loan Losses
Beginning balance	$28,525	$27,568	$27,085	$26,455	$27,500
Net loan charge-offs (recoveries):
Commercial business	(31)	(27)	502	133	68
Commercial mortgage	127	2	(1)	23	12
Residential real estate loans	61	34	21	110	37
Residential real estate lines	4	44	—	24	30
Consumer indirect	896	904	1,328	1,519	1,475
Other consumer	79	38	35	159	177

Total net charge-offs	1,136	995	1,885	1,968	1,799
Provision for loan losses	1,961	1,952	2,368	2,598	754

Ending balance	$29,350	$28,525	$27,568	$27,085	$26,455

Net charge-offs (recoveries) to average loans (annualized):
Commercial business	-0.03%	-0.03%	0.64%	0.18%	0.09%
Commercial mortgage	0.08%	0.00%	-0.00%	0.02%	0.01%
Residential real estate loans	0.06%	0.03%	0.02%	0.12%	0.04%
Residential real estate lines	0.01%	0.14%	0.00%	0.07%	0.09%
Consumer indirect	0.50%	0.53%	0.79%	0.90%	0.88%
Other consumer	1.79%	0.87%	0.79%	3.39%	3.76%
Total loans	0.20%	0.19%	0.36%	0.38%	0.35%
Supplemental information (1)
Non-performing loans:
Commercial business	$2,157	$2,312	$4,056	$3,922	$3,064
Commercial mortgage	1,345	1,547	1,781	947	1,802
Residential real estate loans	1,239	1,485	1,601	1,848	2,092
Residential real estate lines	274	182	165	235	223
Consumer indirect	1,077	1,015	943	1,467	1,292
Other consumer	9	15	21	21	20

Total non-performing loans	6,101	6,556	8,567	8,440	8,493
Foreclosed assets	294	281	187	163	286
Total non-performing assets	$6,395	$6,837	$8,754	$8,603	$8,779

Total non-performing loans to total loans	0.27%	0.30%	0.41%	0.41%	0.42%
Total non-performing assets to total assets	0.17%	0.19%	0.25%	0.25%	0.26%
Allowance for loan losses to total loans	1.29%	1.29%	1.30%	1.30%	1.30%
Allowance for loan losses to non-performing loans	481%	435%	322%	321%	311%

(1) At period end.

FINANCIAL INSTITUTIONS, INC.
Appendix A — Reconciliation to Non-GAAP Financial Measures (Unaudited)
(In thousands, except per share amounts)

	Nine months ended		2016				2015
	September 30,		Third	Second	First	Fourth	Third
	2016	2015	Quarter	Quarter	Quarter	Quarter	Quarter
Ending tangible assets:
Total assets			$3,687,365	$3,585,589	$3,516,572	$3,381,024	$3,357,608
Less: Goodwill and other intangible
assets, net			75,943	76,252	76,567	66,946	67,925

Tangible assets			$3,611,422	$3,509,337	$3,440,005	$3,314,078	$3,289,683

Ending tangible common
equity:
Common shareholders’ equity			$308,931	$304,836	$296,613	$276,504	$278,094
Less: Goodwill and other intangible
assets, net			75,943	76,252	76,567	66,946	67,925

Tangible common equity			$232,988	$228,584	$220,046	$209,558	$210,169

Tangible common equity to tangible assets (1)			6.45%	6.51%	6.40%	6.32%	6.39%
Common shares outstanding			14,528	14,528	14,495	14,191	14,189
Tangible common book value per
share (2)			$16.04	$15.73	$15.18	$14.77	$14.81
Average tangible assets:
Average assets	$3,502,628	$3,241,646	$3,593,672	$3,507,760	$3,405,451	$3,353,702	$3,343,802
Less: Average goodwill and other
intangible assets, net	76,291	68,288	76,116	76,437	76,324	67,692	68,050

Average tangible assets	$3,426,337	$3,173,358	$3,517,556	$3,431,323	$3,329,127	$3,286,010	$3,275,752

Average tangible common
equity:
Average common equity	$300,098	$269,855	$308,524	$299,831	$291,848	$279,821	$271,889
Less: Average goodwill and other
intangible assets, net	76,291	68,288	76,116	76,437	76,324	67,692	68,050

Average tangible common equity	$223,807	$201,567	$232,408	$223,394	$215,524	$212,129	$203,839

Net income available to
common shareholders	$22,141	$20,605	$8,103	$6,785	$7,253	$6,270	$7,950
Return on average tangible
common equity (3)	13.21%	13.67%	13.87%	12.22%	13.54%	11.73%	15.47%

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by common shares outstanding.

(3) Net income available to common shareholders (annualized) divided by average tangible common equity.